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EXHIBIT 99.1

CONTACT:  MICHAEL L. SHERIFF
                                                       X-CHANGE CORPORATION
                                                       (972) 747-0051

                                                       RICK EISENBERG
                                                       EISENBERG COMMUNICATIONS
                                                       (212) 496-6828

                 X-CHANGE CORPORATION ENTERS INTO AGREEMENT WITH
                         GRACO CHILDREN'S PRODUCTS, INC.

DALLAS, OCTOBER 25, 2006-- X-CHANGE CORPORATION (OTCBB: XCHC) today said its wholly owned subsidiary, AirGATE Technologies, Inc., has entered into a development agreement with Graco Children's Products, Inc., a Newell Rubbermaid company. Terms of the agreement were not disclosed.

"We are pleased to be working with this recognized company," stated Michael Sheriff, president & CEO of the X-Change Corporation. "Graco is one of the world's best known and most trusted juvenile products companies."

ABOUT THE X-CHANGE CORPORATION
The X-Change Corporation intends to acquire interests in emerging technology opportunities, such as RFID, that the Company believes will generate significant revenues and return a profit to shareholders. AirGATE Technologies is a wholly owned subsidiary of the X-Change Corporation. AirGATE applies its skill and expertise to unique, vertical market applications utilizing RFID and wireless, intelligent, sensor technology. The Company has, in an environment of technology cost compression, built a stable of technology partners that are best in class and span a wide range of solutions to support small, medium and large enterprises. Please visit www.AirGATEtech.com or www.x-changecorp.com for further information.

ALL TRADEMARKS USED, REFERENCED, OR IMPLICITLY CONTAINED HEREIN ARE USED IN GOOD FAITH AND HIGHLIGHTED TO GIVE PROPER PUBLIC RECOGNITION TO THEIR RESPECTIVE OWNERS.

FORWARD-LOOKING STATEMENTS
Except for historical information contained herein, the statements made in this release constitute forward-looking statements (including within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934). Such forward-looking statements are based on current expectations that are subject to significant risks and uncertainties that are difficult to predict, including statements regarding the intent, belief or current expectations of the X-Change Corporation, AirGATE Technologies and their respective managements regarding strategic directions, prospects and future results. These forward-looking statements include, among other things, statements regarding future events and the future financial performance of the X-Change Corporation that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to the documents filed by the X-Change Corporation, which are on file with the U.S. Securities and Exchange Commission and may be accessed at http://www.sec.gov or the X-Change Corporation's investor relations web page at http://www.x-changecorp.com/index.html, and specifically the most recent reports on Form 10-K and 10-Q, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The X-Change Corporation disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.